EXHIBIT INDEX

(b)       By-laws,  as amended  January  11,  2001.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent auditors' consent.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(3) Officers' Power of Attorney to sign amendments to this Registration Statement, dated Sept. 17, 2002.